                                                                  EXHIBIT (g)(3)

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT
                DATED JULY 3, 2001 AND AMENDED NOVEMBER 2, 2001

                                FEES AND EXPENSES

                  Series*                                                     Annual Fee
----------------------------------------                                      ----------
Pilgrim Principal Protection Fund                                              $ 12,000

Pilgrim Principal Protection Fund II**                                         $ 12,000

ING Principal Protection Fund III**                                            $ 12,000

Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001 and amended and restated as of November 2, 2001 by and among Pilgrim Equity Trust, MBIA (formerly MBIA Insurance Corporation) and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund III, a newly established series of Pilgrim Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of February 26, 2002.

PILGRIM EQUITY             MBIA                       STATE STREET BANK
TRUST                                                 AND TRUST COMPANY

/s/ Robert S. Naka         /s/ Louis G. Lenzi         /s/ Robert G. Triano
-------------------------  -------------------------  -------------------------
Name:  Robert S. Naka      Name:  Louis G. Lenzi      Name:  Robert G. Triano
Title: SR Vice President   Title: Managing Director   Title: Vice President

-------------------

* Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.

** This Amended and Restated Schedule A is or will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund: For Pilgrim Principal Protection Fund II, November 5, 2001; for ING Principal Protection Fund III, upon the effective date of the initial Registration Statement with respect to the Fund.